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                                  Exhibit (11)

                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings


                                                                         Three Months Ended             Nine Months Ended
                                                                           September 30,                  September 30,
                                                                      ------------------------     -------------------------
                                                                         1996          1995           1996           1995
                                                                      ----------    ----------     ----------     ----------
Income for primary earnings per share:
   Net income                                                  A      $2,161,360    $1,492,369     $5,906,191     $4,046,007
                                                                      ==========    ==========     ==========     ==========
Income for fully diluted earnings per share:
      Net income                                                      $2,161,360    $1,492,369     $5,906,191     $4,046,007
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
            Interest                                                     160,885       268,099        494,253        799,617
            Amortization of bond discount
               and expense                                                 2,179         4,501         24,385         11,751
                                                                      ----------    ----------     ----------     ----------

      Income for fully diluted shares                          B      $2,324,424    $1,764,969     $6,424,829     $4,857,375
                                                                      ==========    ==========     ==========     ==========
Common shares for primary earnings per share:
      Average shares issued                                            7,363,318     6,496,854      6,932,702      6,496,705
      Add assumed conversion at the beginning
         of the period or issuance date if later:
            Stock options                                                 41,984        14,659         44,630          5,995
            ESOP shares allocated                                         50,445        29,274         43,071         26,071
      Less: Average Treasury shares                                       39,843       150,343         50,893        150,343
                                                                      ----------    ----------     ----------     ----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                            C       7,415,904     6,390,444      6,969,510      6,378,428
                                                                      ==========    ==========     ==========     ==========
Common shares for fully diluted earnings per share:
      Average common shares                                            7,415,904     6,390,444      6,969,510      6,378,428
      Add assumed conversion at the beginning
        of the period of issuance date if later:
         Convertible Subordinated Debentures                           1,146,080     1,948,366      1,146,080      1,948,366
         Series B preferred shares                                         2,460         2,576          2,530          2,576
         ESOP shares unallocated                                         198,525       220,726        206,517        223,929
         Stock options                                                       246         1,743          1,154          1,725
                                                                      ----------    ----------     ----------     ----------
      Average common shares for computation
         of fully diluted earnings per
      share (See Note below)
                                                               D       8,763,215     8,563,855      8,325,791      8,555,024
                                                                      ==========    ==========     ==========     ==========

Per average common share:
   Net income                         (A + C)                          $0.30        $0.23           $0.85          $0.63
                                                                       =====        =====           =====          =====
   Net income assuming full dilution  (B + D)                          $0.27        $0.21           $0.77          $0.57
                                                                       =====        =====           =====          =====

Note:  Based on shares at end of each month.

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